SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 28th day of October, 2009.

BETWEEN:

TECHNOLOGY PUBLISHING, INC., a Nevada corporation with offices located at #1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8

(the “Vendor”)

AND:

SLAWEK KAJKO, a businessman having an address at 10 Van Stassen Blvd.,
Toronto, ON M6S 2N3

(the “Purchaser”)

WHEREAS:

A.           The Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Westside Publishing Ltd. (the “Company”); and

B.           The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares in consideration of the Purchaser agreeing to return the 40,800,000 shares of common stock of the Vendor (the “Consideration Shares”) held by the Purchaser to the treasury of the Vendor, for the sole purpose of the Vendor retiring the Consideration Shares.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the other as follows:

1.             REPRESENTATIONS AND WARRANTIES

1.1           The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a)

the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser; and

(d)	no person, firm, corporation or entity of any kind has or will have on or after the Closing Date (hereinafter defined) any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)

to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2           The Purchaser represents and warrants to the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, that:

(a)	the Purchaser is the registered and beneficial owner of the Consideration Shares;

(b)	the Consideration Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Vendor and are free and clear of all liens, charges and encumbrances; and

(c)

the Purchaser has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to return the Consideration Shares to the Vendor.

2.             PURCHASE AND SALE

2.1           On the basis of the representations and warranties of the Vendor and the Purchaser set forth in Section 1 of this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell to the Purchaser the Shares on the Closing Date (hereinafter defined).

3.             CONSIDERATION

3.1           As full and final payment for the Shares, the Vendor shall transfer the Shares to the Purchaser in consideration for the return of the Consideration Shares by the Purchaser to the Vendor and the delivery by the Purchaser to the Vendor of a share certificate or certificates representing the Consideration Shares, duly endorsed for transfer in blank, with signatures guaranteed.

4.             CLOSING DATE

4.1           The Closing Date is October 29, 2009 or such other date as the parties hereto may agree in writing.

5.             NOTICE

5.1           Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.             GENERAL PROVISIONS

6.1           Time is of the essence to this Agreement.

6.2           The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3           This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4           This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5           This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

6.6           This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile transmission will constitute proper delivery and notwithstanding the date of execution, will be deemed to be executed as of the date first above written..

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date first above written.

TECHNOLOGY PUBLISHING, INC.

Per:	/s/ Mark Sampson
	Name:	Mark Sampson
	Title:	President, CEO and Director

EXECUTED by SLAWEK KAJKO in the	)
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